Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement No. 333-122934 on Form S-8 of our report dated June 23, 2006, appearing in this Annual Report on Form 11-K of Wright Express Corporation Employee Savings Plan for the year ended December 31, 2005.
/S/ DELOITTE & TOUCHE LLP
Boston, MA
June 23, 2006